UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

Language Access Network, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Language Access Network, Inc. at The Treasure Island Hotel & Casino, Caribbean C Room, 3300 S. Las Vegas Blvd., Las Vegas, NV, 89109 on August 29, 2007, at 10:00 a.m. Pacific Daylight Time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Language Access Network, Inc.

Sincerely,
/s/ Laurence Sturtz
Laurence Sturtz Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 15, 2007

To our stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Language Access Network, Inc., a Nevada corporation (the “Company”) will be held at The Treasure Island Hotel & Casino, Caribbean C Room, 3300 S. Las Vegas Blvd., Las Vegas, NV, 89109 on August 29, 2007, at 10:00 a.m. Pacific Daylight Time for the following purposes:

1.	To elect six (6) directors to serve until the next annual meeting or until their successors are elected and qualified; and

2.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on August 2, 2007 as the record date for determination of stockholders who are entitled to notice of, and to vote at, the meeting and any adjournments thereof. The Company’s proxy statement accompanies this notice.

All stockholders are invited to attend the meeting in person.

By Order of the Board of Directors,
/s/ Laurence Sturtz
Laurence Sturtz Chairman of the Board of Directors

August 15, 2007
IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE LANGUAGE ACCESS NETWORK, INC. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

111 Rich Street, Suite 150
Columbus, Ohio 43215

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be held August 29, 2007

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE LANGUAGE ACCESS NETWORK, INC. OR ANY OTHER PERSON.

MATTERS TO BE CONSIDERED

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Language Access Network, Inc. (the “Company”) for use at the annual meeting of the stockholders of the Company, or any adjournments thereof. The meeting will be held at Treasure Island Hotel & Casino, Caribbean C Room, 3300 S. Las Vegas Blvd., Las Vegas, NV, 89119 on August 29, 2007, at 10:00 a.m. Pacific Daylight Time, for the following purpose:

1.
To elect six (6) directors to serve until the next annual meeting or until their successors are elected and qualified; and, to transact any other business that may properly come before any adjournment of the meeting; and

2.	To transact any other business that may properly come before the meeting or any adjournment thereof.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about August 15, 2007.

RECORD DATE

The Board of Directors of The Language Access Network, Inc. has fixed the close of business on August 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

PROXY SOLICITATION

In addition to the solicitation of proxies by the Board of Directors through use of the mails, proxies may also be solicited by The Language Access Network, Inc. and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials. The Company has spent approximately $2,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that the Company will spend an additional $2,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding the Company’s proxies and related materials may be directed in writing to the Chief Executive Officer, Mr. Michael Guirlinger or President, Mr. Andrew Panos at 111 Rich Street, Suite 150, Columbus, Ohio 43215.

QUORUM

The presence, in person or by proxy duly authorized, of the holder or holders of fifty (50) percent of the outstanding shares of the Company’s common voting stock on the record date shall constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The nominees elected as directors are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, either present in person or represented by proxy at the meeting, up to the number of directors to be elected by such shares. Shareholders entitled to vote at any election of directors are not entitled to cumulative votes. Votes may be cast in favor of or against any nominee for director or voters may abstain from voting in the election of directors. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum, but will have no other effect on the election of directors.

Each share of common stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the annual meeting. On August 2, 2007, there were a total of 20,904,066 shares of common stock outstanding and entitled to vote.

Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors or the approval of the other matters voted upon at the annual meeting.

OTHER MATTERS

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all other proposals set forth in the accompanying Notice of Meeting and on the proxy card. It is not expected that any matter other than that referred to in this proxy statement will be brought before the meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

The above instructions are for stockholders who have physical possession of their stock certificates. For those stockholders who have placed their shares with a broker/dealer, please follow the voting instructions furnished to you by your broker. Any shares placed with a broker/dealer and not voted in the manner instructed by that broker/dealer will not have an effect on the outcome of the election.

SHAREHOLDER PROPOSALS

No proposals have been received from any shareholder to be considered at the Annual Meeting.

The deadline for submittal of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the subsequent year's annual meeting. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a−8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the annual meeting.

REVOCATION OF PROXY

Any shareholder may revoke his, her, or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) advising Language Access Network, Inc. in writing of such revocation; (2) executing a later-dated proxy which is presented to us at or prior to the annual meeting; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person has any substantial interest, direct or indirect, in the any matter to be acted upon other than the election of directors.

STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, stockholders will be asked to consider and to take action on the election of six (6) persons to the Board of Directors. The persons named below are nominees for election as a director and all nominees are currently serving as directors of the Company. If any such nominee cannot be a candidate for election at the annual meeting, then it is management's intention to vote its shares voted either for a substitute nominee designated by the Board or for the election only of the remaining nominees.

Name	Age	Current Position with the Company
Laurence Sturtz	63	Chairman of the Board of Directors
Andrew Panos	42	President, Director
James Schilling	45	Director
Dr. John Perez	67	Director
Dr. Val Warhaft	55	Director
Dr. James Ginter	61	Director

Set forth below is a brief description of the background and business experience of each of the nominees for director.

Laurence Sturtz. Mr. Sturtz was appointed as a director of Language Access Network, Inc. on December 1, 2005 and on May 1, 2006, our Board of Directors appointed Mr. Laurence Sturtz to serve as the Chairman of the Board of Directors.

Mr. Sturtz is a retired attorney at law. He received his Bachelor of Arts Degree majoring in Economics and his Doctor of Jurisprudence Degrees from the Ohio State University, graduating in 1964 and 1967. He was admitted to practice before the United States Supreme Court and had five cases before that body over the years. He was a prominent trial lawyer in

Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002. Mr. Sturtz left the private practice for six years (1982-1988) and entered the corporate world becoming Vice President and General Counsel, and then President and Chief Executive Officer of Strata Corporation, a public company based in Columbus, Ohio. Mr. Sturtz helped negotiate five acquisitions and mergers. After successfully restructuring the company, he returned to the private practice of law and became the senior litigator with the firm of Carlile, Patchen & Murphy. Mr. Sturtz has been a Board Member on the Board of Advanced Biological Marketing, Inc. for more than three years. Advanced Biological Marketing, Inc. is an Ohio based corporation that manufactures, markets and sells inoculants and other products aimed at improving crop yields. Since June of 2005, Mr. Sturtz has also been a member of the Board of Directors of AdCare Health Systems, Inc. AdCare Health Systems, Inc. is an owner and manager of nursing homes and assisted living facilities. AdCare is traded on the Amercian Stock Exchange under the symbol ADK.

Andrew Panos. Mr. Andrew Panos was appointed as President and as a member of our Board of Directors on September 28, 2005.  Mr. Panos has over 20 years experience in the marketing, sales and advertising fields. Andy has been account executive for companies in Montana, South Dakota, and Ohio, before starting PeeblesPanos Marketing and Design, and creating his own marketing firm; Cahan Creative. Under his ownership and leadership, he helped create, market, and design sales and marketing materials for Fortune 500 companies such as: Bank One, The Limited, The Scotts Company and American Electric Power

James Schilling. Mr. James Schilling was appointed as a member of our Board of Directors on December 1, 2005. Mr. James Schilling is Vice President of Crowne Gold Inc. James has over 20 years of investment experience in the securities business as a registered representative principally involved in the natural resource sector. Prior to his position with Crowne Gold James founded West Coast Consulting and since 1990 has been providing investor relations services to publicly traded companies, as well as successfully structuring and bringing private companies public and assisting in all stages from concept, seed financing, management formation and execution of the business plan. He has also served on the board of directors of two other publicly traded companies. James Schilling and West Coast consulting are recognized by Investment Advisors and Individual Investors through out North America as a source of information for Resource Based investments.

Dr. John Perez. Dr. John Perez was appointed as a member of our Board of Directors on December 21, 2005. Dr. Perez is an osteopathic physician and a retired urologist and surgeon. Dr. Perez continues to be active in surgical education as well as the surgical and urologic board certification process and as a surveyor for surgical and urologic residency training programs. Dr Perez has varied business interests and is involved in real estate development in Florida, Georgia, Arizona, and the Columbus, Ohio inner-city. Dr Perez is a founding member of American Kidney Stone Management, LLC, a nationwide provider of lithotripsy. prostate treatment modalities, lasers and cryotherapy technologies for urologists. Dr Perez also serves on AKSM Board of Managers on its’ executive, compensation and cost containment committees.

Dr. Val Warhaft. From 2001 - 2002, Dr. Warhaft was a practicing Emergency Department physician in southern California. He was also the Chief Medical Officer and partner in Emergent Medical Associates. From 2002 - 2006, Dr. Warhaft continued practicing as an Emergency Department physician in southern California as well as being the Chief Medical Officer and partner in Emergent Medical Associates. In addition, Dr. Warhaft completed a business plan and established a sister organization to Emergent Medical Associates known as Emergent Management Services Organization. Dr. Warhaft is the CEO of Emergent Management Services Organization. Dr. Warhaft continues each of these duties to the present time.

Dr. Warhaft has not served on the board of any publicly traded company other than Language Access Network, Inc.

Dr. James Ginter. James L. Ginter was appointed Professor emeritus at the Ohio State University in June, 2003. Prior to that time, he served as the Dean’s distinguished Professor in the marketing Faculty of the Max M. Fisher College of Business. Professor Ginter joined the OSU faculty in 1972 after receiving his Ph.D. from Purdue University, where he also received the Bachelor of Science in Electrical engineering and Master of Science in Industrial Administration degrees. While at Ohio State, Professor Ginter served as chair of the Marketing Department at Ohio State and also as Academic Director of the college’s MBA programs. He continues to teach graduate courses in marketing strategy and also serves as co-director of the Supply Chain Management Research Group (see http://fisher.osu.edu/supplychain/)

Professor Ginter’s research program has focused on strategic management and on the theoretical development and application of quantitative models for management decisions. This work has included analysis of supply chain systems, development and application of consumer attitude models for product management, models of promotional price reductions, and measurement of correlates of social performance. His research has appeared in the Journal of Marketing Research, Marketing Science, Management Science, Journal of Marketing, Decision Science, International Journal of Research in Marketing, Journal of Business Research, Strategic Management Journal, Journal of Advertising, California Management Review and Industrial Marketing Management. He has presented his research throughout the United States, in Europe, and in Australia. In his work with the Supply Chain Management Research Group at Ohio State he has supervised research projects sponsored by IBM, Anderson Consulting, Ernst & Young, Ingram Micro, Cardinal Health, and other organizations.

Professor Ginter’s graduate teaching activities have included strategy formulation, marketing strategy, marketing management, marketing models, multivariate statistics, business statistics, and marketing research. He has taught undergraduate courses in marketing management, marketing research, and business statistics. He received the College of Business Outstanding Graduate Teaching Award in 1984, 1989 and 2004, and was selected as the Outstanding MBA Elective Course Professor n 2003. The James L. Ginter MBA Marketing Elective Teaching Award was established in his name, upon his retirement in June, 2003.

Professor Ginter has served as a consultant to several organizations on a wide variety of research and management problems. More recently, he has worked with a number of corporations in the development of strategic plans, evaluation and negotiation of acquisitions, and performance evaluation. For ten years he served as a Director of Medex, Inc. (NASDAQ), and he chaired the executive committee of that $100 million producer of medical equipment. Medex was selected by Forbes as “One of the 200 best small companies in the U.S.” The Company was sold to Furon, Inc. in 1997. Professor Ginter also has served on the boards of Sensotec, Inc. (sold to Honeywell in 2003), Portman Equipment Company (sold to Pon in 2003), Prospect Bank (sold to Sky Bank in 2004), The Shepherd Color Company, The Shepherd Chemical Company, Advanced Biological Marketing, Lutheran Social Services of Central Ohio, Retail Forward, and Utilivation

It is the intention of the person named in the accompanying proxy to vote proxies for the election of the six (6) nominees. Each nominee has consented to being named in this proxy statement and to serve, if elected. In the event that any of the nominees should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy as proxy holders intend to vote for substitute nominees.

TERMS OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders, or until their successors are elected and qualified, or until removed from office in accordance with our bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR. PROXIES SOLICITED BY LANGUAGE ACCESS NETWORK, INC. WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the names of the Company’s executive officers, their ages, and present position.

Executive Officers	Age	Position
Michael Guirlinger	59	Chief Executive Officer, Chief Operating Officer
Andrew Panos	43	President, Director
Steven Fellows	38	Chief Financial Officer

Set forth below is a brief description of the background and business experience of Mr. Michael Guirlinger and Mr. Steven Fellows. Information describing the background and experience of Mr. Andrew Panos is set forth above.

Michael Guirlinger. Mr. Guirlinger was appointed to serve as Chief Executive Officer and Chief Operating Officer on June 1, 2006. From 2000-2006, Mr. Guirlinger was the   Managing Director for Profit Technologies, an international/national consulting firm to financial services companies.  Mr. Guirlinger was also the Client Manager and Lead Salesperson for a five state area.  Mr. Guirlinger called upon C-level executives to present and close contracts to deliver revenue enhancement and cost control strategies, ideas, and methodologies. Mr. Guirlinger was instrumental in producing contracts from $500,000 to $20,000,000 as new revenue for clients.

From 1992-2000, Mr. Guirlinger acted as President and CEO of the Banc Stock Group,  a publicly traded, full-service financial services firm, with subsidiaries, that provided market making, advisory services, mutual funds, brokerage accounts, equity funding, and research for financial services firms in the U.S.  Mr. Guirlinger also held additional positions including Treasurer, Board, and Executive Vice President.

Steven D. Fellows. Steven D. Fellows has been retained to serve as Chief Financial Officer for the Company. Mr. Fellows is a Certified Public Accountant who, since 1998, has served as Chief Financial Officer for publicly traded companies both in Dallas, Texas and Las Vegas, Nevada. Prior to serving as a Chief Financial Officer, he served as a manager in the San Francisco, California office of Arthur Andersen, LLP where he oversaw the audits of several publicly held companies, including Fortune 500 businesses. Mr. Fellows also speaks fluent Korean and holds a Masters of Accountancy from Brigham Young University in Provo, Utah.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to the Company’s former or current executive officers for each of the last two completed fiscal years.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Guirlinger, CEO & COO(1)	2006 2005	$72,916 0	0 0	0 0	$358,002 0	0 0	0 0	0 0	$430,918 0
Andrew Panos, President(2)	2006 2005	$90,500 $96,000	0 0	0 0	$3,922,254 0	0 0	0 0	0 0	$3,922,254 $96,000
Steven Fellows, Treasurer and Chief Financial Officer(3)	2006 2005	$28,500 $6,500	0 0	0 0	$16,048 0	0 0	0 0	0 0	$44,548 $6,500
Richard Fitzpatrick, Former CEO and Director(4)	2006 2005	$500 $16,000	0 0	0 $7,341,600	0 0	0 0	0 0	0 0	$500 $7,357,600

1.
On June 1, 2006, we entered into an employment agreement with Mr. Michael Guirlinger to serve as our Chief Executive Officer and Chief Operations Officer. We agreed to pay Mr. Guirlinger $10,417 per month and provide salary increases based on increases in our gross revenues starting January 31, 2007 capped at $225,000 during the first three-year term of the agreement. We also agreed to provide an annual bonus payment starting the year beginning January 31, 2007 based upon a percentage of earnings before interest expense, taxes, depreciation and amortization (EBITDA) not to exceed $187,500 per year. Mr. Guirlinger is also entitled to participate in any benefit plans, profit sharing, incentive compensation, 401K plans and pension and retirement benefits available to other officers of the company. As of December 31, 2006, no such benefits were in place for our officers. Mr. Guirlinger is also entitled to insurance benefits available to other officers of the company. Mr. Guirlinger is eligible for stock options under our Stock Option Plan and will be granted a minimum of options to purchase 15,000 shares of our common stock separate and exclusive of any stock option granted based upon performance.

Further under the agreement, Mr. Guirlinger agreed to not compete with our company, solicit any of our vendors, investors, customers, or clients, or consult or partner with any entity for a period of one year following any termination. A complete recitation of the terms and conditions of the employment agreement is attached as an exhibit to this report on Form 10-SB.

On June 1, 2006, we granted Mr. Guirlinger options to purchase 204,400 shares of our common stock at the exercise price of $2.70 per share with an expiration date of June 1, 2011.

2.
On January 1, 2006 we granted Mr. Andrew Panos options to purchase 1,022,200 shares of common stock at the exercise price of $0.25 per share with an expiration date of January 11, 2011.  They were granted to him for the following: 204,440 to serve on the Board of Directors; 204,440 to serve as President of the Company; and 613,320 as founder of the Company.

3.	On August 31, 2006 we granted Mr. Steven Fellows options to purchase 25,000 shares of common stock at the exercise price of $4.15 per share with an expiration date of August 31, 2011.

4.
Mr. Fitzpatrick was terminated as our CEO and as a member of our board of directors on May 1, 2006. On August 15, 2006, we entered into a settlement agreement to resolve litigation in Ohio with Mr. Fitzpatrick. Under the terms of the settlement agreement, Mr. Fitzpatrick retained 1,520,000 common shares of our company and surrendered the balance of his shares, which totals approximately 1,400,000. The value of his remaining shares on August 15, 2006 equaled $7,341,600 (at $4.83 per share). Mr. Fitzpatrick agreed to volume restrictions in the sale of his stock in the public market and further agreed to not sell his stock privately unless to his attorneys under other volume restrictions. Mr. Fitzpatrick finally agreed to vote his shares in favor of resolutions proposed by the board of directors of our company.

OUTSTANDING EQUITY AWARDS

The table below sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for our named executive officers as of december 31, 2006.

OPTION AWARDS AT FISCAL YEAR END 2006
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael Guirlinger	204,440	0	0	$2.70	6/1/11
Andrew Panos	1,022,200	0	0	$0.25	1/11/11
Steve Fellows	25,000	0	0	$4.15	8/31/11
Richard Fitzpatrick	0	0	0	0	0

1.
We grant stock options to our executive officers based on their level of experience and contributions to our company. All options to our executive officers vest immediately. The aggregate fair value of these options are computed in accordance with FAS 123R and are reported in the Summary Compensation Table above in the column titled “Option Awards.” At no time during the last fiscal year was any outstanding option repriced or otherwise modified. There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Summary of Stock Awards

Set forth below is a summary of our stock awards to executive officers outstanding as of December 31, 2006, our latest fiscal year end.

STOCK AWARDS AT FISCAL YEAR END 2006
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Michael Guirlinger	0	0	0	0
Andrew Panos	0	0	0	0
Steve Fellows	0	0	0	0
Richard Fitzpatrick(1)	0	0	0	0
1.
Mr. Fitzpatrick was terminated as our CEO and as a member of our board of directors on May 1, 2006. On August 15, 2006, we entered into a settlement agreement to resolve litigation in Ohio with Mr. Fitzpatrick. Under the terms of the settlement agreement, Mr. Fitzpatrick retained 1,520,000 common shares of our company and surrendered the balance of his shares, which totals approximately 1,400,000. The value of his remaining shares on August 15, 2006 equaled $7,341,600 (at $4.83 per share). Mr. Fitzpatrick agreed to volume restrictions in the sale of his stock in the public market and further agreed to not sell his stock privately unless to his attorneys under other volume restrictions. Mr. Fitzpatrick finally agreed to vote his shares in favor of resolutions proposed by the board of directors of our company.

Compensation to Directors

The table below summarizes all compensation awarded to, earned by, or paid to our current directors for our fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION 2006
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Laurence Sturtz(1)	0	0	$1,307,714	0	0	0	$1,307,714
James Schilling	0	0	$784,451	0	0	0	$784,451
Dr. Jack Perez	0	0	$784,451	0	0	0	$784,451
Dr. Val Warhaft(2)	0	0	$223,567	0	0	0	$223,567
Dr. James Ginter	0	0	$223,567	0	0	0	$223,567

1.	Mr. Laurence Sturtz was appointed as Chairman of the Board in May 1, 2006. As compensation for him serving in this capacity, he received options to purchase 408,880 shares of our common stock.

2.
Dr. Val Warhaft is the principal of Speakeasy as our non-exclusive agent to solicit qualified prospects for the sale of language interpretation services via mobile video or audio teleconferencing. Speakeasy’s sole compensation under the referral agreement shall be a commission on the execution of a contract between us and a qualified customer, as follows: 5% of all transactions (minutes of usage) to a maximum of $.05 per minute during the first year of the referral agreement net of all applicable operating expenses; the second year of a contract with the same client at 3% of all account transactions (minutes of usage) to a maximum of $.03 per minute net of all operating expenses; the third year of a contract with the same client at 1.5% of all account transactions (minutes of usage) to a maximum of $.015 per minute net of all applicable operating expenses; years four and five with the same client at a flat fee of $.01 per minute of all account transactions (minutes of usage) net of all applicable operating expenses. No amounts have been made to Speakeasy to date.

3.
It is our practice to give each director upon appointment options to purchase 204,440 of our common stock. All options to our directors vest immediately. The aggregate fair value of these options was computed in accordance with FAS 123R and is reported in the director compensation table above in the column titled “Option Awards.” We do not pay our non-employee directors any other compensation for their services on the Board. Our directors have the following options outstanding as of the last completed fiscal year: Lawrence Sturtz - options to purchase 613,320 shares of common stock, 204,440 of which at an exercise price of $0.25 with an expiration date of December 1, 2010 and 408,880 of which at an exercise price of $1.00 with an expiration date of May 1, 2011; James Schilling - options to purchase 204,440 shares of common stock at an exercise price of $0.25 with an expiration date of January 1, 2011; Dr. Jack Perez - options to purchase 204,440 shares of common stock at an exercise price of $0.25 with an expiration date of January 1, 2011; Dr. Val Warhaft - options to purchase 204,440 shares of common stock at an exercise price of $3.50 with an expiration date of July 1, 2011; and Dr. James Ginter - options to purchase 204,440 shares of common stock at an exercise price of $3.50 with an expiration date of October 23, 2011.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our executive officers.

FAMILY RELATIONSHIPS

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

To the best of the Company’s knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.
On August 15, 2006, we entered into a settlement agreement to resolve litigation in Ohio with Mr. Fitzpatrick, a former officer and director of our company. Under the terms of the settlement agreement, Mr. Fitzpatrick retains 1,520,000 common shares of our company and surrenders the balance of his shares, which totals approximately 1,400,000. Mr. Fitzpatrick agreed to volume restrictions in the sale of his stock in the public market and further agreed to not sell his stock privately unless to his attorneys under other volume restrictions. Mr. Fitzpatrick finally agreed to vote his shares in favor of resolutions proposed by the board of directors of our company.

2.
Dr. Warhaft is also the co-owner of a firm known as Speakeasy Enterprises, LLC. (“Speakeasy”). Speakeasy has entered into a referral agreement with Language Access Network, Inc. whereby a commission is to be paid to Speakeasy for each client they refer who becomes a user of the Language Access Network system.

Pursuant to the referral agreement, we have appointed Speakeasy as our non-exclusive agent to solicit qualified prospects for the sale of language interpretation services via mobile video or audio teleconferencing. Speakeasy’s sole compensation under the referral agreement shall be a commission on the execution of a contract between us and a qualified customer, as follows: 5% of all transactions (minutes of usage) to a maximum of $.05 per minute during the first year of the referral agreement net of all applicable operating expenses; the second year of a contract with the same client at 3% of all account transactions (minutes of usage) to a maximum of $.03 per minute net of all operating expenses; the third year of a contract with the same client at 1.5% of all account transactions (minutes of usage) to a maximum of $.015 per minute net of all applicable operating expenses; years four and five with the same client at a flat fee of $.01 per minute of all account transactions (minutes of usage) net of all applicable operating expenses. No amounts have been made to Speakeasy to date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by the Company during or with respect to the year ended December 31, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2006:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Michael Guirlinger	1	0	0
Andrew Panos	1	0	1
Steve Fellows	1	0	0
Laurence E. Sturtz	1	0	1
James Schilling	1	0	1
Dr. John “Jack” Perez	1	0	0
Dr. Val Warhaft	1	0	0
Dr. James Ginter	1	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of August 2, 2007, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 20,904,066 shares of common stock issued and outstanding on August 2, 2007, plus the particular beneficial owner’s right to acquire common stock exercisable within 60 days.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as described in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class(1)
Executive Officers & Directors:
Common	Andrew Panos(2) 111 W. Rich Street, Suite 150 Columbus, Ohio 43215	3,022,200	13.7%
Common	Laurence Sturtz(3) 3421 Pointe Creek Ct. #106 Bonita Springs, FL 34134	1,417,606	6.6%
Common	James Schilling(4) 20455 S. South End Road Oregon City, OR 97045	1,454,440	6.8%
Common	Dr. John Perez(5) 111 W. Rich Street, Suite 150 Columbus, Ohio 43215	443,940	2.1%
Common	Steven D. Fellows(6) 10267 Songsparrow Ct. Las Vegas, NV 89135	50,000	Less than 1%
Common	Michael Guirlinger(7) 10295 Braemar Drive Powell, OH 43065	704,440	3.3%
Common	Dr. Val Warhaft(8) 111 N. Sepulveda Blvd. Ste. 210 Manhattan Beach, CA 90266	299,083	1.4%
Common	James Ginter(9) 2448 Edington Road Columbus, OH 43221	233,011	1.1%
Total of All Directors and Executive Officers:		7,624,720	32.3%
More Than 5% Beneficial Owners:
Common	Richard Fitzpatrick 100 W. Cypress Dr., Henderson, NV USA 89015	1,105,000	5.2%
	Risk Capital Management LLC(10) 1350 East Flaming Rd. Suite 228 Las Vegas Nevada USA 89119	6,400,000	30.6%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)
Included in the calculation of beneficial ownership for Mr. Andrew Panos are 1,980,000 shares of common stock, 20,000 shares held in his children’s name, and options to purchase 1,022,200 shares of common stock that are exercisable within 60 days.

(3)
Included in the calculation of beneficial ownership for Mr. Laurence Sturtz are 804,286 shares of common stock and options to purchase 613,320 shares of common stock that are exercisable within 60 days.

(4)
Included in the calculation of beneficial ownership for Mr. James Shilling are 1,250,000 shares of common stock and options to purchase 204,440 shares of common stock that are exercisable within 60 days. Mr. Shilling disclaims beneficial ownership over 150,000 shares of common stock held by his spouse.

(5)	Included in the calculation of beneficial ownership for Dr. John Perez are 229,500 shares of common stock and options to purchase 204,440 shares of common stock that are exercisable within 60 days.

(6)	Included in the calculation of beneficial ownership for Mr. Steven Fellows are 25,000 shares of common stock and options to purchase 25,000 shares of common stock that are exercisable within 60 days.

(7)
Included in the calculation of beneficial ownership for Mr. Michael Guirlinger are 500,000 shares of common stock and options to purchase 204,440 shares of common stock that are exercisable within 60 days.

(8)	Included in the calculation of beneficial ownership for Dr. Val M. Warhaft are 94,643 shares of common stock and options to purchase 204,440 shares of common stock that are exercisable within 60 days.

(9)	Included in the calculation of beneficial ownership for James Ginter are 28,571 shares of common stock and options to purchase 204,440 shares of common stock that are exercisable within 60 days.

(10)	The sole beneficial owner of Risk Capital Management LLC, which holds 6,400,000 shares of our common stock, is Roderick Hall Risk.

COMMITTEES

Language Access Network, Inc. does not currently have an executive committee, or stock plan committee. Language Access Network, Inc. is currently quoted on the Pink Sheets, under the symbol “LANW.” The reporting requirements are that issuers remain current in their reporting obligation with the SEC and on the OTC bulletin board.

Audit Functions

The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of that would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2006, the Board:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Board’s review and discussion of the matters above, the Board authorized inclusion of the audited financial statements for the year ended December 31, 2006, to be included in the Annual Report on Form 10-KSB and filed with the Securities and Exchange Commission.

Nomination Functions

The Company's Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The size of the Company and the size of the Board, at this time, do not require a separate nominating committee.

The Company's independent directors annually review all director performance over the past year and make recommendations to the Board for future nominations. When evaluating director nominees, the Company's independent directors consider the following factors:

▪	The appropriate size of the Company’s Board of Directors;

▪	The needs of the Company with respect to the particular talents and experience of its directors;

▪
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

▪	Experience in political affairs;

▪	Experience with accounting rules and practices; and

▪	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

The Company’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve the Company's best interests.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2006, the Board met twice, in person or by telephonic conference, aside from written consents in lieu of meetings. Each incumbent Director attended in excess of 75 percent of the total meetings of the Board. In addition, various matters were approved by consent resolution which in each case was signed by each of the members of the Board then serving.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. PROXIES SOLICITED BY LANGUAGE ACCESS NETWORK WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 2
OTHER MATTERS

To transact any other business that may properly come before any adjournment of the meeting.

AUDIT FEES

The aggregate fees billed by our auditors for professional services rendered in connection with a review of the financial statements included in our quarterly reports on Form 10-QSB and the audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 were approximately $7,500 and $ 4,500 respectively.

AUDIT-RELATED FEES

Our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

TAX FEES

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $0 and $0 for the fiscal years ended December 31, 2006 and 2005 respectively.

ALL OTHER FEES

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended December 31, 2006 and 2005 were $0 and $500 respectively.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF CONFIRMING MOORE & ASSOCIATES AS THE COMPANY’S INDEPENDENT AUDITORS. PROXIES SOLICITED BY LANGUAGE ACCESS NETWORK, INC. WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

FINANCIAL AND OTHER INFORMATION

The Company has filed a Form 10-SB and has prepared a Quarterly Report for the period ending June 30, 2007. The Company is sending to shareholders the 10-SB.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations. As such, these forward-looking statements involve uncertainty and risk.

The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

By Order of the Board of Directors,
/s/ Laurence Sturtz
Laurence Sturtz Chief Executive Officer and Director

Annual Meeting of Shareholders
August 29, 2007

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on August 29, 2007

The undersigned hereby appoints Laurence Sturtz with full power of substitution as proxy to vote the shares which the undersigned is entitled to vote at the annual meeting of Language Access Network, Inc., a Nevada corporation (“LAN”), to be held at Treasure Island Hotel & Casino, Caribbean C Room, 3300 S. Las Vegas Blvd., Las Vegas, NV 89119 on August 29, 2007 at 10:00 a.m. Pacific Daylight Time, and at any adjournments thereof.

Please mark your votes as indicated [X] Total Number of Shares Held:

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

1. Election of Directors: Nominees - Laurence Sturtz, Andrew Panos, James Schilling, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter

FOR Election of ALL Nominees	NOT FOR Election of ALL Nominees	ABSTAIN
[ ]	[ ]	[ ]

Except vote withheld from following nominee(s) listed above.

__________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY VIA MAIL TO LANGUAGE ACCESS NETWORK, INC., 111 RICH STREET, SUITE 150, COLUMBUS, OHIO 43215 OR BY FAX TO (614) 221-1717.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Print Name	Signature	Date

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